Exhibit 99.1

Press Release

Bio-Rad Reports Third-Quarter 2025 Financial Results

HERCULES, Calif.—October 29, 2025 -- Bio-Rad Laboratories, Inc. (NYSE: BIO and BIO.B), a global leader in life science research and clinical diagnostics products, today announced financial results for the third quarter ended September 30, 2025.

“During the third quarter, we continued to navigate a dynamic global environment and evolving conditions across the markets for our life science and clinical diagnostics products," stated Norman Schwartz, Bio-Rad's Chairman and CEO. "Despite ongoing challenges in academic research and biotech funding, and the resulting reduced demand for instruments, our teams delivered solid results in Q3. Our ongoing focus on disciplined cost management contributed to a better-than-expected operating margin."

Financial Results Highlights

GAAP Results
	Q3 2025	Q3 2024
Revenue (millions)	$653.0	$649.7
Gross margin	52.6%	54.8%
Income from operations	$65.3	$64.5
Net income (loss) (millions)	$(341.9)	$653.2
Income (loss) per diluted share	$(12.70)	$23.34

Non-GAAP Results
	Q3 2025	Q3 2024
Revenue (millions)	$653.0	$649.7
Gross margin	53.5%	55.6%
Income from operations	$77.0	$73.3
Net income (millions)	$60.8	$56.3
Income per diluted share	$2.26	$2.02

The non-GAAP financial measures shown in the table above and discussed below exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Reporting.” A reconciliation between historical GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this press release.

Third-Quarter 2025 Results

Third-quarter 2025 total net sales were $653.0 million, an increase of 0.5 percent compared to $649.7 million reported for the third quarter of 2024. On a currency-neutral basis, quarterly sales decreased 1.7 percent compared to the same period in 2024, primarily due to lower sales in both Life Science and Clinical Diagnostics segments.

Life Science Group net sales for the third quarter were $261.8 million, an increase of 0.3 percent compared to the same period in 2024. On a currency-neutral basis, Life Science segment sales decreased by 1.5 percent compared to the same quarter in 2024. The currency-neutral year-over-year sales decrease was driven by the constrained academic research and biotech funding environment.

Clinical Diagnostics Group net sales for the third quarter were $391.2 million, an increase of 0.6% compared to the same period in 2024. On a currency-neutral basis, net sales decreased 1.8 percent versus the same quarter last year. The currency-neutral year-over-year sales decrease was primarily driven by lower reimbursement rates for diabetes testing in China.

During the third quarter of 2025, the company recognized a change in the fair market value of its investment in Sartorius AG, which substantially contributed to a net loss of $(341.9) million, or $(12.70) per share, on a diluted basis, versus net income of $653.2 million, or $23.34 per share, on a diluted basis, reported for the same period of 2024.

Non-GAAP net income for the third quarter of 2025 was $60.8 million, or $2.26 per share, on a diluted basis, compared to $56.3 million, or $2.02 per share, on a diluted basis, during the same period in 2024.

The effective tax rate for the third quarter of 2025 was 20.7 percent, compared to 24.2 percent for the same period in 2024. The effective tax rate reported in these periods was primarily impacted by the accounting treatment of our equity securities.

The non-GAAP effective tax rate for the third quarter of 2025 was 26.7 percent, compared to 28.8 percent for the same period in 2024. The higher rate in 2024 was driven by geographical mix of earnings and valuation of our deferred tax assets.

Full-Year 2025 Financial Outlook

Bio-Rad is maintaining its financial outlook for the full year 2025. The company continues to expect non-GAAP, currency-neutral revenue growth of approximately 0 to 1.0 percent and a non-GAAP operating margin of approximately 12.0 to 13.0 percent.

Conference Call and Webcast

Management will discuss the company’s third quarter 2025 results and financial outlook in a conference call scheduled for 2 PM Pacific Time (5 PM Eastern Time) on October 29, 2025. To participate, dial (800) 715-9871 within the U.S., or (+1) (646) 307-1963 from outside the U.S., and provide access code:9562470.

A live webcast of the conference call, as well as a supplemental earnings presentation, will also be available in the "Investor Relations" section of the company’s website under "Events & Presentations" at investors.bio-rad.com. A replay of the webcast will be available for up to a year.

BIO-RAD is a trademark of Bio-Rad Laboratories, Inc.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIO.B) is a leader in developing, manufacturing, and marketing a broad range of products for the life science research and clinical diagnostics markets. Based in Hercules, California, Bio-Rad operates a global network of research, development, manufacturing, and sales operations with over 7,500 employees, and $2.6 billion in revenues in 2024. Our customers include universities, research institutions, hospitals, and biopharmaceutical companies, as well as clinical, food safety and environmental quality laboratories. Together, we develop innovative, high-quality products that advance science and save lives. To learn more, visit bio-rad.com

Forward-Looking Statements

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding estimated future financial performance or results; and for the full year 2025: currently continuing to expect non-GAAP, currency-neutral revenue growth of approximately 0 to 1.0 percent and a non-GAAP operating margin of approximately 12.0 to 13.0 percent. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "expect,” "continue," "estimate," "believe," "anticipate," “target,” "will," "project," "assume," “plan,” “remain,” "may," "intend," or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include risks relating to our international operations; global economic and geopolitical conditions; tariffs or other trade barriers; reductions in government funding or capital spending of our customers; the uncertain pace of the biopharma sector’s recovery; international legal and regulatory risks; our ability to develop and market new or improved products; our ability to compete effectively; foreign currency exchange fluctuations; our ability to integrate acquired companies, products or technologies into our company successfully; supply chain issues; product quality and liability issues; changes in the healthcare industry; and natural disasters and other catastrophic events beyond our control. For further information regarding the Company's risks and uncertainties, please refer to the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public reports filed with the Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contact:
Edward Chung, Investor Relations
510-741-6104
ir@bio-rad.com

Media Contact:
Anna Gralinska, Corporate Communications
510-741-6643
cc@bio-rad.com

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Income (Loss)
(In millions, except number of shares, which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$653.0	$649.7	$1,890.0	$1,899.0
Cost of goods sold	309.6	293.8	895.3	862.0
Gross profit	343.4	355.9	994.7	1,037.0
Selling, general and administrative expense	206.8	200.4	623.3	610.0
Research and development expense	71.3	91.0	205.3	216.3
Income from operations	65.3	64.5	166.1	210.7
Interest expense	12.3	12.1	36.9	36.7
Foreign currency exchange (gains) losses, net	(2.9)	1.6	(4.5)	(2.0)
(Gains) losses from change in fair market value of equity securities and loan receivable	495.3	(792.9)	129.1	1,680.3
Other income, net	(8.3)	(17.9)	(61.7)	(70.7)
Income (loss) before income taxes	(431.1)	861.6	66.3	(1,433.6)
Benefit from (provision for) income taxes	89.2	(208.4)	(26.4)	305.2
Net income (loss)	$(341.9)	$653.2	$39.9	$(1,128.4)

Basic earnings (loss) per share:
Net income (loss) per basic share	$(12.70)	$23.37	$1.46	$(39.89)
Weighted average common shares - basic	26,923	27,949	27,359	28,286

Diluted earnings (loss) per share:
Net income (loss) per diluted share	$(12.70)	$23.34	$1.46	$(39.89)
Weighted average common shares - diluted	26,923	27,985	27,369	28,286

Note: As a result of the net loss for the three months ended September 30, 2025 and nine months ended September 30, 2024, all potentially issuable common shares have been excluded from the diluted shares used in the computation of earnings per share as their effect was anti-dilutive.

Bio-Rad Laboratories, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2025	December 31, 2024
	(Unaudited)
Current assets:
Cash and cash equivalents	$395.8	$488.1
Short-term investments	1,022.8	1,176.4
Accounts receivable, net	464.7	452.5
Inventories, net	783.2	760.0
Other current assets	175.5	153.3
Total current assets	2,842.0	3,030.3

Property, plant and equipment, net	540.2	528.1
Operating lease right-of-use assets	180.3	160.5
Goodwill, net	578.7	410.5
Purchased intangibles, net	388.4	293.6
Other investments	5,057.8	4,839.2
Other assets	109.0	101.9
Total assets	$9,696.4	$9,364.1

Current liabilities:
Accounts payable, accrued payroll and employee benefits	$311.6	$246.5
Current maturities of long-term debt	1.3	1.2
Income and other taxes payable	44.8	31.2
Other current liabilities	164.6	188.9
Total current liabilities	522.3	467.8

Long-term debt, net of current maturities	1,201.4	1,200.4
Other long-term liabilities	1,235.9	1,126.6
Total liabilities	2,959.6	2,794.8

Total stockholders’ equity	6,736.8	6,569.3
Total liabilities and stockholders’ equity	$9,696.4	$9,364.1

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Cash received from customers	$1,958.7	$1,921.0
Cash paid to suppliers and employees	(1,511.4)	(1,531.3)
Interest paid, net	(45.5)	(45.6)
Income tax payments, net	(54.3)	(75.7)
Other operating activities	19.8	62.6
Net cash provided by operating activities	367.3	331.0
Cash flows from investing activities:
Payments for acquisitions	(218.5)	—
Payments for purchases of marketable securities and investments	(530.5)	(1,053.7)
Proceeds from sales and maturities of marketable securities and investments	705.2	1,070.0
Other investing activities	(111.7)	(146.0)
Net cash used in investing activities	(155.5)	(129.7)
Cash flows from financing activities:
Payments on long-term debt	(0.3)	(0.4)
Payments for purchases of treasury stock	(295.5)	(203.6)
Other financing activities	9.3	11.4
Net cash used in financing activities	(286.5)	(192.6)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(16.9)	(0.9)
Net increase (decrease) in cash, cash equivalents and restricted cash	(91.6)	7.8
Cash, cash equivalents and restricted cash at beginning of period	489.8	404.4
Cash, cash equivalents and restricted cash at end of period	$398.2	$412.2

Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$39.9	$(1,128.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	122.9	112.4
Reduction in the carrying amount of right-of-use assets	30.1	31.1
Losses from change in fair market value of equity securities and loan receivable	129.1	1,680.3
Changes in working capital	4.5	(29.9)
Changes in deferred income taxes	(19.7)	(408.5)
Other	60.5	74.0
Net cash provided by operating activities	$367.3	$331.0

Use of Non-GAAP Reporting

This press release includes GAAP financial measures as well as non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP measures. We present certain non-GAAP financial measures to evaluate business performance, guide operating decisions, support forecasting and planning, and determine compensation. These measures exclude items outside normal operations, those difficult to forecast, isolated gains and losses not expected to recur predictably, related tax provisions or benefits, and significant discrete tax events. We believe these disclosures provide useful supplemental information that, while not a substitute for GAAP, enhance transparency, assist in evaluating operating results and future prospects in the same manner as management, and facilitate comparisons across periods and with peer companies.

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except number of shares, which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2025	% of revenue	September 30, 2024	% of revenue	September 30, 2025	% of revenue	September 30, 2024	% of revenue

GAAP cost of goods sold	$309.6		$293.8		$895.3		$862.0
Amortization of purchased intangibles	(6.6)		(4.5)		(15.5)		(13.4)
Restructuring benefits (costs)	0.6		(0.6)		(4.1)		(1.7)
Non-GAAP cost of goods sold	$303.6		$288.7		$875.7		$846.9

GAAP gross profit	$343.4	52.6%	$355.9	54.8%	$994.7	52.6%	$1,037.0	54.6%
Amortization of purchased intangibles	6.6		4.5		15.5		13.4
Restructuring (benefits) costs	(0.6)		0.6		4.1		1.7
Non-GAAP gross profit	$349.4	53.5%	$361.0	55.6%	$1,014.3	53.7%	$1,052.1	55.4%

GAAP selling, general and administrative expense	$206.8	$200.4	$623.3	$610.0
Amortization of purchased intangibles	(0.7)	(0.8)	(2.0)	(2.7)
Acquisition related benefits (costs)	(0.6)	—	(3.4)	—
Restructuring benefits (costs)	(2.4)	(0.8)	(20.3)	(3.9)
European Union's IVDR	(0.9)	(1.7)	(3.1)	(4.6)
Non-GAAP selling, general and administrative expense	$202.2	$197.1	$594.5	$598.8

GAAP research and development expense	$71.3	$91.0	$205.3	$216.3
Acquisition related benefits (costs)	(0.4)	(0.4)	(0.4)	(0.8)
Restructuring benefits (costs)	(0.7)	—	(13.7)	(1.5)
Non-GAAP research and development expense	$70.2	$90.6	$191.2	$214.0

GAAP income from operations	$65.3	10.0%	$64.5	9.9%	$166.1	8.8%	$210.7	11.1%
Amortization of purchased intangibles	7.3		5.3		17.5		16.1
Acquisition related (benefits) costs	1.0		0.4		3.8		0.8
Restructuring (benefits) costs	2.5		1.4		38.1		7.1
European Union's IVDR	0.9		1.7		3.1		4.6
Non-GAAP income from operations	$77.0	11.8%	$73.3	11.3%	$228.6	12.1%	$239.3	12.6%

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(Continued)
(In millions, except number of shares, which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2025	% of revenue	September 30, 2024	% of revenue	September 30, 2025	% of revenue	September 30, 2024	% of revenue

GAAP (gains) losses from change in fair market value of equity securities and loan receivable	$495.3		$(792.9)		$129.1		$1,680.3
Gains (losses) from change in fair market value of equity securities and loan receivable	(495.3)		792.9		(129.1)		(1,680.3)
Non-GAAP (gains) losses from change in fair market value of equity securities and loan receivable	$—		$—		$—		$—

GAAP other (income) expense, net	$(8.3)	$(17.9)	$(61.7)	$(70.7)
Gains (losses) on equity-method investments	(7.0)	(1.6)	(6.2)	(3.3)
Non-GAAP other (income) expense, net	$(15.3)	$(19.5)	$(67.9)	$(74.0)

GAAP income (loss) before income taxes	$(431.1)	$861.6	$66.3	$(1,433.6)
Amortization of purchased intangibles	7.3	5.3	17.5	16.1
Acquisition related (benefits) costs	1.0	0.4	3.8	0.8
Restructuring (benefits) costs	2.5	1.4	38.1	7.1
(Gains) losses from change in fair market value of equity securities and loan receivable	495.3	(792.9)	129.1	1,680.3
(Gains) losses on equity-method investments	7.0	1.6	6.2	3.3
European Union's IVDR	0.9	1.7	3.1	4.6
Non-GAAP income before income taxes	$82.9	$79.1	$264.1	$278.6

GAAP benefit from (provision for) income taxes	$89.2	$(208.4)	$(26.4)	$305.2
Income tax effect of non-GAAP adjustments	(111.3)	185.6	(34.9)	(373.9)
Non-GAAP provision for income taxes	$(22.1)	$(22.8)	$(61.3)	$(68.7)

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(Continued)
(In millions, except number of shares, which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2025	% of revenue	September 30, 2024	% of revenue	September 30, 2025	% of revenue	September 30, 2024	% of revenue

GAAP net income (loss)	$(341.9)	(52.4)%	$653.2	100.5%	$39.9	2.1%	$(1,128.4)	(59.4)%
Amortization of purchased intangibles	7.3		5.3		17.5		16.1
Acquisition related (benefits) costs	1.0		0.4		3.8		0.8
Restructuring (benefits) costs	2.5		1.4		38.1		7.1
(Gains) losses from change in fair market value of equity securities and loan receivable	495.3		(792.9)		129.1		1,680.3
(Gains) losses on equity-method investments	7.0		1.6		6.2		3.3
European Union's IVDR	0.9		1.7		3.1		4.6
Income tax effect of non-GAAP adjustments	(111.3)		185.6		(34.9)		(373.9)
Non-GAAP net income	$60.8	9.3%	$56.3	8.7%	$202.8	10.7%	$209.9	11.1%

GAAP diluted income (loss) per share	$(12.70)	$23.34	$1.46	$(39.89)
Amortization of purchased intangibles	0.27	0.19	0.64	0.57
Acquisition related (benefits) costs	0.04	0.01	0.14	0.03
Restructuring (benefits) costs	0.09	0.05	1.39	0.25
(Gains) losses from change in fair market value of equity securities and loan receivable	18.38	(28.33)	4.72	59.35
(Gains) losses on equity-method investments	0.26	0.06	0.23	0.12
European Union's IVDR	0.03	0.06	0.11	0.16
Income tax effect of non-GAAP adjustments	(4.12)	6.64	(1.28)	(13.21)
Add back anti-dilutive shares	0.01	—	—	0.03
Non-GAAP diluted income per share	$2.26	$2.02	$7.41	$7.41

GAAP diluted weighted average shares used in per share calculation	26,923	27,985	27,369	28,286
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	27	—	—	24
Non-GAAP diluted weighted average shares used in per share calculation	26,950	27,985	27,369	28,310

Bio-Rad Laboratories, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(Continued)
(In millions, except number of shares, which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Reconciliation of free cash flow:
GAAP net cash provided by operating activities	$120.9	$163.6	$367.3	$331.0
Payments for property, plant, and equipment	(31.7)	(40.2)	(111.8)	(122.7)
Free cash flow	$89.2	$123.4	$255.5	$208.3

Currency Neutral Revenue

Life Science Group revenue
Revenue growth (decline), reported	0.3%	(1.0)%	—%	(15.1)%
Change due to foreign exchange	(1.8)%	0.4%	(0.3)%	0.3%
Currency neutral revenue growth (decline)	(1.5)%	(0.6)%	(0.3)%	(14.8)%

Clinical Diagnostics Group revenue
Revenue growth (decline), reported	0.6%	5.6%	(0.8)%	4.1%
Change due to foreign exchange	(2.4)%	0.8%	(0.1)%	0.7%
Currency neutral revenue growth (decline)	(1.8)%	6.4%	(0.9)%	4.8%

Total revenue
Revenue growth (decline), reported	0.5%	2.8%	(0.5)%	(4.6)%
Change due to foreign exchange	(2.2)%	0.6%	(0.2)%	0.6%
Currency neutral revenue growth (decline)	(1.7)%	3.4%	(0.7)%	(4.0)%

Life Science Group revenue excluding process chromatography
Revenue growth (decline), reported	(6.0)%	3.5%	(5.0)%	(9.1)%
Change due to foreign exchange	(1.8)%	0.5%	(0.4)%	0.4%
Currency neutral revenue growth (decline)	(7.8)%	4.0%	(5.4)%	(8.7)%

Explanations of Non-GAAP Adjustments

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to purchased intangible assets and the terms of amortization can vary significantly and are unique to each acquisition. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations.

Acquisition-related amounts: we incur expenses or benefits with respect to certain items associated with our acquisitions, including professional fees for assistance with the transaction; valuation costs, integration costs, changes in the fair value of contingent consideration, and gains and losses on the settlement of pre-existing relationships with the acquired entity. We exclude such acquisition-related amounts because they have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur costs associated with our restructuring actions, including termination benefits related to reductions in employee headcount and the closure or exit of facilities. We exclude the costs associated with these unique restructuring actions in order to provide comparability of our on-going operations with prior and future periods.

Impairment charges: we incur non-cash expenses associated primarily with impairment of long-lived assets including, but not limited to, goodwill, intangible assets and property, plant and equipment. By excluding these impairment charges, we believe this assists investors with evaluating our cash spending and analyzing our core operating performance period-over-period.

Gains and losses from change in fair market value of equity securities and loan receivable, and gains and losses on equity-method investments: Our net income (loss) is impacted by gains and losses from change in fair market value of equity securities and loan receivable, and gain and losses associated with our equity-method investments included in Other income, net. These gains and losses arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. By excluding these gains and losses, we believe this assists investors in evaluating our core operating performance period-over-period.

Significant litigation amounts and legal costs: we may incur charges or benefits, in connection with litigation and other contingencies and legal costs unrelated to our core operations. We exclude these litigation amounts, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of our on-going business and operating results.

European Union's IVDR: we incur incremental costs to comply with the European Union's In Vitro Diagnostics Regulation ("IVDR") for previously approved products.

Income tax expense: we estimate the tax effect of the excluded items identified above to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

Other Key Metrics

Free Cash Flow: we report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Currency Neutral Revenue: we report percentage sales growth in currency neutral amounts by calculating translated prior period sales in each local currency using the current period’s monthly average foreign exchange rates for that currency and comparing that to current period sales.

2025 Financial Outlook

Forecasted non-GAAP operating margin excludes 103 basis points related to amortization of purchased intangibles. Forecasted non-GAAP operating margin does not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as foreign currency fluctuations, future gains or losses associated with certain legal matters, acquisitions and restructuring activities. We do not provide a reconciliation of our non-GAAP financial expectations to expectations for the most comparable GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquisition-related intangible assets, future acquisition-related expenses and benefits, future restructuring charges, future asset impairment charges, future valuation changes of equity-owned securities, future gains and losses on equity-method investments or future legal charges or benefits), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all.